SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                         of 1934 (Amendment No. )

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Check the appropriate box:
[ ] Preliminary Proxy Statement
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[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                        IPALCO Enterprises, Inc.
   ....................................................................
            (Name of Registrant as Specified In Its Charter)

                        IPALCO Enterprises, Inc.
   ....................................................................
               (Name of Person(s) Filing Proxy Statement)

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    14a-6(i)(3).
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    ......................................................................

    2) Aggregate number of securities to which transaction applies:
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    ......................................................................

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                  IPALCO ENTERPRISES, INC.
                     25 Monument Circle
                       P. O. Box 1595
              Indianapolis, Indiana 46206-1595


          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD APRIL 20, 1994



TO THE SHAREHOLDERS OF
IPALCO ENTERPRISES, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of IPALCO Enterprises, Inc. will be held at the office of the corporation, 25 Monument Circle, Indianapolis, Indiana on Wednesday, April 20, 1994, at 11 o'clock A.M. (Eastern Standard Time), for the following purposes:

      1. To elect five directors in Class II to hold office for terms of three years each and until their successors are duly elected and qualified; and

      2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors fixed Tuesday, March 8, 1994 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. Whether or not you expect to be present at the meeting, you are urged to fill in, date and sign the enclosed proxy and return it immediately in the accompanying postage guaranteed envelope.

     By order of the Board of Directors.

                                             IPALCO ENTERPRISES, INC.
                                             By: MARCUS E. WOODS, Secretary



Indianapolis, Indiana
March 17, 1994









                  IPALCO Enterprises, Inc.

                       PROXY STATEMENT


                      TABLE OF CONTENTS

ANNUAL MEETING INFORMATION ............................................   1
   Date, Time and Place of Annual Meeting .............................   1
   Proxy Revocable ....................................................   1
   Solicitation of Proxies ............................................   1
   Other Business .....................................................   1
   Date of Receipt of Shareholder Proposals ...........................   2

RELATIONSHIP WITH AUDITOR .............................................   2

VOTING SECURITIES AND BENEFICIAL OWNERS ...............................   2
   Beneficial Owners of 5% or More of Common Stock ....................   2
   Beneficial Ownership of Common Stock By Directors, Nominees
      and Executive Officers ..........................................   3

DIRECTORS AND NOMINEES ................................................   4
   Election of Five Directors .........................................   4
   Nominees For Director To Be Elected At 1994 Annual Meeting .........   4
      CLASS II ........................................................   4
   Current Directors Whose Terms Expire in 1995 and in 1996 ...........   5
      CLASS III .......................................................   5
      CLASS I .........................................................   6
   Vote Required For Election of Directors ............................   7
   Procedure To Propose Nominees For Director .........................   7
   Number Of Board Meetings and Attendance ............................   7
   Committees of the Board ............................................   8


COMPENSATION OF EXECUTIVE OFFICERS ....................................   8
   Nature and Types of Compensation ...................................   8
      Summary Compensation - Table I ..................................   9
      Option Grants - Table II ........................................  10
      Option Exercises - Table III ....................................  11
      Long-Term Incentive Plans - Table IV ............................  12


COMPENSATION OF DIRECTORS .............................................  13
   Standard Arrangements ..............................................  13
   Other Arrangements .................................................  13
   Compensation Committee Interlocks and Insider Participation ........  13
   Certain Business Relationships .....................................  14














BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE
   COMPENSATION .......................................................  14
   Compensation Policies Relating Generally to Executive Officers .....  14
      Base Salary .....................................................  14
      Annual Incentive Plan ...........................................  15
      Long-Term Incentive Plan ........................................  15
      Stock Options ...................................................  16
   Basis for Chief Executive Officer's Compensation ...................  16
   Performance Graph - Table V ........................................  17
   Performance Graph ..................................................  18
   Pension Plans ......................................................  18
      Pension Plan Table - Table VI ...................................  18
   Employment Contracts and Termination of Employment and
      Change-in-Control Arrangements ..................................  19













































                  IPALCO ENTERPRISES, INC.
             25 Monument Circle  P. O. Box 1595
              Indianapolis, Indiana 46206-1595



                       PROXY STATEMENT
             For Annual Meeting of Shareholders
                  To Be Held April 20, 1994
             (Mailed on or about March 18, 1994)


                 ANNUAL MEETING INFORMATION

Date, Time and Place of Annual Meeting

     The information set forth in this Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of IPALCO Enterprises, Inc. (``IPALCO'') for use at its Annual Meeting of Shareholders to be held April 20, 1994 at 11:00 o'clock A.M. (EST) at the principal office of IPALCO, 25 Monument Circle, Indianapolis, Indiana, pursuant to the foregoing Notice of Annual Meeting, and at any adjournment of such meeting.

Proxy Revocable

     A shareholder executing and delivering the enclosed proxy has the unconditional right to revoke it at any time before the authority granted thereby is exercised.

Solicitation of Proxies

     This solicitation of proxies is being made by IPALCO and the expenses thereof will be borne by IPALCO. The principal solicitation is being made by mail, however, additional solicitation may be made by telephone, telegraph or personal contact by officers and other employees of IPALCO and its subsidiaries who will not be additionally compensated therefor. IPALCO expects to reimburse broker-dealers and others for reasonable expenses of forwarding proxy material to beneficial owners.

Other Business

     Management is not aware of any business to be presented at the 1994 Annual Meeting other than the election of five directors. The minutes of the Annual Meeting of Shareholders held April 21, 1993 will be presented for approval at the 1994 Annual Meeting; however, such action is not intended to constitute approval or disapproval of any matter referred to in such minutes. If other matters are properly brought before the meeting, or any adjournment thereof, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment on such matters.










Date of Receipt of Shareholder Proposals

     If a shareholder intends to present a proposal at the Annual Meeting of Shareholders to be held April 19, 1995, the proposal must be received by the Corporate Secretary for inclusion in IPALCO's proxy statement and form of proxy not later than November 17, 1994.


                  RELATIONSHIP WITH AUDITOR

     Deloitte & Touche, with offices at Market Tower, Suite 3000, 10 West Market Street, Indianapolis, Indiana, has been the auditor of IPALCO since its inception. Upon the recommendation of the Audit Committee, that firm was again appointed by IPALCO's Board of Directors to serve as auditor for IPALCO and its subsidiaries for the current year. A representative of Deloitte & Touche will be present at the Annual Meeting of Shareholders to be held April 20, 1994 and will be given the opportunity to make a statement and to respond to appropriate shareholders' questions.


           VOTING SECURITIES AND BENEFICIAL OWNERS

     On February 10, 1994, IPALCO had outstanding 37,697,966 shares of common stock. In addition, there are a total of 41,304,338 authorized but unissued shares of common stock reserved for issuance in accordance with the provisions of the Shareholder Rights Plan, the Automatic Dividend Reinvestment and Stock Purchase Plan (the ``Dividend Reinvestment Plan''), the 1991 Directors Stock Option Plan and the 1990 (Officers) Stock Option Plan, all of which are IPALCO Plans and of the Employees' Thrift Plan (the ``Thrift Plan'') of Indianapolis Power & Light Company (``IPL''), a subsidiary of IPALCO. Each share of common stock entitles its owner to one
(1) vote upon each matter to come before the meeting. Only shareholders of record at the close of business on Tuesday, March 8, 1994, will be entitled to vote at the meeting or at any adjournment thereof.



Beneficial Owners of 5% or More of Common Stock

     At February 10, 1994, the following beneficial owners held more than 5% of IPALCO's voting securities:

- ---------------------------------------------------------------------------------------
                    Name and Address of              Amount and Nature         Percent
Title of Class        Beneficial Owner            of Beneficial Ownership     of Class
- ---------------------------------------------------------------------------------------
Common Stock     IPALCO (Employees' Thrift Plan)    3,321,531 shares <F1>        8.81
                 c/o National City Bank, Indiana,
                 Trustee, Indianapolis, Indiana

   <F1>  Trustee, under a continuing agreement, has discretion to vote shares as to which no voting instructions are received.




Beneficial Ownership of Common Stock By Directors, Nominees and Executive Officers

     At February 10, 1994, the following-named directors, nominees and executive officers of IPALCO, individually and as a group, beneficially owned equity securities of IPALCO as follows:

- -----------------------------------------------------------------------------------------
                       Name of                    Amount and Nature              Percent
 Title of Class    Beneficial Owner            of Beneficial Ownership          of Class
- -----------------------------------------------------------------------------------------
Common Stock     Joseph D. Barnette, Jr.        868 shares, direct  <F3>            <F4>
                 Robert A. Borns             13,931 shares, mixed   <F2>, <F3>      <F4>
                 John R. Brehm               41,428 shares, mixed   <F2>            <F4>
                 Mitchell E. Daniels, Jr.     6,100 shares, mixed   <F2>, <F3>      <F4>
                 Otto N. Frenzel III          9,200 shares, mixed   <F2>, <F3>      <F4>
                 Max L. Gibson                1,300 shares, mixed                   <F4>
                 Edwin J. Goss                5,333 shares, mixed   <F2>, <F3>      <F4>
                 N. Stuart Grauel            39,209 shares, mixed   <F2>            <F4>
                 Earl B. Herr, Jr.            5,030 shares, mixed   <F2>            <F4>
                 John R. Hodowal             65,586 shares, mixed   <F2>            <F4>
                 Ramon L. Humke              78,935 shares, mixed   <F2>            <F4>
                 Sam H. Jones                 6,240 shares, direct  <F2>, <F3>      <F4>
                 Andre B. Lacy               17,771 shares, mixed   <F2>, <F3>      <F4>
                 L. Ben Lytle                 2,445 shares, direct  <F2>            <F4>
                 Michael S. Maurer            1,014 shares, direct  <F2>            <F4>
                 Thomas M. Miller             2,335 shares, mixed   <F2>            <F4>
                 Sallie W. Rowland            6,689 shares, mixed   <F2>, <F3>      <F4>
                 Thomas H. Sams               7,192 shares, mixed   <F2>, <F3>      <F4>
                 Zane G. Todd                33,601 shares, direct  <F2>, <F3>      <F4>
                 Gerald D. Waltz             47,892 shares, mixed   <F2>            <F4>
                 All 26 directors and
                 executive officers, as
                 a group                    460,539 shares, mixed   <F2>, <F3>      1.2%


   <F2>   Includes shares that may be acquired within 60 days through option exercises;
          whole shares held by Mrs. Rowland and Messrs. Borns, Goss, Herr, Humke, Lacy,
          Maurer and Miller in the Dividend Reinvestment Plan; and vested and contingent interests of Messrs. Brehm, Grauel, Hodowal, Humke, Waltz, and the group, in common stock held by the Trustee of the Thrift Plan (stated in whole shares).

   <F3>   Includes shares owned by or with family members sharing their home and shares held in trust or other arrangements with family members. Also includes 8,000 shares owned by LDI, Ltd. and 800 shares owned by the Lacy Foundation of which
          Mr. Lacy is a partner and a director, respectively, and 400 shares representing his vested interest in a self-employment retirement plan, totaling 9,200 shares,
          6,784 of which he disclaims beneficial ownership. Messrs. Sams and Todd disclaim beneficial ownership of 1,000 shares and 3,772 shares, respectively, of the total shares shown opposite their names.

   <F4>   Less than 1% of total common stock outstanding.





                   DIRECTORS AND NOMINEES

Election of Five Directors

     At a meeting of the Board held January 25, 1994, the By-Laws were amended to reduce Board membership from 18 to 17 effective April 20, 1994, when Mr. Zane G. Todd will retire from the Board, and to approve 5 nominees to stand for election as Class II directors of IPALCO at its Annual Meeting of Shareholders to be held April 20, 1994 for terms of three years each and until their successors are duly elected and qualified.

     Proxies representing shares held on the record date which are returned duly executed, will be voted, unless otherwise specified, in favor of the 5 nominees for the Board of Directors named below in Class II. All such nominees are members of IPALCO's present Board of Directors and all nominees have consented to serve if elected. However, if any nominee becomes unavailable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee.

     The nominees for director in Class II, the current directors in Class III and Class I, as assigned by the Board of Directors, and the names, ages (as of April 20, 1994), business experience and directorships of such nominees and directors are as follows:


Nominees For Director To Be Elected At The 1994 Annual Meeting



                          CLASS II

Joseph D. Barnette, Jr., 54, Chairman and Chief Executive Officer of Banc
     One Indiana Corporation (a bank holding company) since January, 1993 and President and Chief Executive Officer of Bank One, Indianapolis, NA since July, 1990. Prior to that, Mr. Barnette was President and Chief Executive Officer of Banc One Indiana Corporation (January, 1990
     - July, 1990) and President and Chief Operating Officer of Bank One, Indianapolis, NA (January, 1982 - January, 1990). He is a director of IPL, IWC Resources Corporation, Indianapolis Water Company and Meridian Insurance Group, Inc. He has been a director of IPALCO since January, 1993.

Max L. Gibson, 53, Retired July, 1989. For more than five years prior to retirement, Mr. Gibson was President of Victory Services Corporation (waste disposal), Terre Haute, Indiana. He is a director of IPL, First Financial Corporation, Terre Haute First National Bank and First State Bank of Clay County. He has been a director of IPALCO since August, 1993.

Edwin J. Goss, 67, For more than five years prior to his retirement in March, 1990, Mr. Goss was the Chairman and Chief Executive Officer of American States Insurance Company and its subsidiaries, Indianapolis, Indiana. Mr. Goss continues as a director of these companies. He also is a director of IPL, National City Bank, Indiana and has been a director of IPALCO since July, 1986 (excluding the period March 15 to August 23, 1993).


Ramon L. Humke, 61, Vice Chairman of IPALCO and President and Chief
     Operating Officer of IPL. Prior to February, 1990 when he assumed his present position with IPL, Mr. Humke was President and Chief Executive Officer of Ameritech Services and Senior Vice President of Ameritech Bell Group (September, 1989 - February, 1990) and President and Chief Executive Officer of Indiana Bell Telephone Company (October, 1983 - September, 1989). He is a director of IPL, NBD Bank, N.A., LDI Management, Inc. and is Chairman of the Boards of Meridian Mutual Insurance Company and Meridian Insurance Group, Inc. He has been a director of IPALCO since February, 1990.

Sallie W. Rowland, 61, Chairman and Chief Executive Officer of The Rowland
     Associates, Inc. (a design and space planning firm), Indianapolis, Indiana, positions she has held for more than 5 years. Mrs. Rowland serves on various community boards including The Indianapolis Chamber of Commerce of which she is Vice Chairman. She is a director of IPL, NBD Bank, N.A. and Meridian Mutual Insurance Company and is a member of the Advisory Board of Walker Research. She has been a director of IPALCO since April, 1988.


Current Directors Whose Terms Expire in 1995 (Class III) and in 1996 (Class I):


                          CLASS III

Otto N. Frenzel III, 63, Chairman of the Board of National City Bank,
     Indiana, Indianapolis, Indiana. Mr. Frenzel has held his present position since May, 1992. For more than 5 years prior to that time, Mr. Frenzel was Chairman of the Board of Merchants National Corporation and Vice Chairman of Merchants National Bank & Trust Company of Indianapolis, Indiana. He is a director of IPL, National City Corporation, American United Life Insurance Company, Indiana Energy, Inc., Indiana Gas Company, Inc., Indianapolis Water Company, Baldwin & Lyons, Inc. and IWC Resources, Inc. He has been a director of IPALCO since September, 1983.

Dr. Earl B. Herr, Jr., 66, For more than five years prior to his retirement in December, 1992, Dr. Herr was Executive Vice President of Eli Lilly and Company (pharmaceutical manufacturers), Indianapolis, Indiana. He is a director of IPL and Lilly Endowment and has been a director of IPALCO since April, 1986 (excluding the period March 15 to August 23,
     1993).

Sam H. Jones, 66, President, Indianapolis Urban League, Inc., Indianapolis,
     Indiana. Mr. Jones has held his present position for more than 5 years and serves on numerous educational, social and cultural boards, including the Advisory Board of Indiana-Purdue University at Indianapolis, Methodist Health Foundation, Board of One Hundred Black Men of Indianapolis and the Administrative Board of Riverside Park United Methodist Church. He is a director of IPL and has been a director of IPALCO since September, 1983.

Andre B. Lacy, 54, General Partner and Chief Executive of LDI, Ltd. (an industrial and investment limited partnership), Chairman of the Board, Chief Executive Officer and President of LDI Management, Inc., the managing general partner of LDI, Ltd., and Chairman and Chief Executive Officer of all subsidiaries and divisions thereof. He has held his present positions for more than 5 years. He is a director of IPL, Ethyl Corporation, Tredegar Industries, Inc., First Colony Corporation, Patterson Dental Co. and The National Bank of
     Indianapolis. He has been a director of IPALCO since April, 1985.

L. Ben Lytle, 47, President and Chief Executive Officer, Associated Insurance Companies, Inc. (insurance and financial services), Indianapolis, Indiana. He assumed his present position in March, 1989. He is a director of IPL, Bank One, Indianapolis, NA and Associated Insurance Companies, Inc. and its subsidiaries. He has been a director of IPALCO since April, 1992.

Thomas M. Miller, 64, Chairman of the Board and Chief Executive Officer of
     NBD Indiana, Inc. (a bank holding company) and NBD Bank, N.A., Indianapolis, Indiana, positions he has held in these and predecessor companies for more than 5 years. Mr. Miller is a director of IPL, NBD Indiana, Inc., NBD Bancorp, Inc., NBD Bank, N.A., State Life Insurance Company, Indianapolis Water Company and IWC Resources, Inc. He has been a director of IPALCO since April, 1992.


                           CLASS I

Robert A. Borns, 58, Chairman of Borns Management Corporation (real estate management), Indianapolis, Indiana. Mr. Borns has held his present position since 1961 and serves on numerous social and cultural boards, including the Board of Trustees of Indianapolis Museum of Art. He is also a director of IPL and of Heritage Partners Management, Inc. He has been a director of IPALCO since April, 1987 (excluding the period March 15 to August 23, 1993).

Mitchell E. Daniels, Jr., 45, President, North American Pharmaceutical
     Operations, Eli Lilly and Company, (pharmaceutical manufacturers), Indianapolis, Indiana since April 1, 1993. Prior to that time, he was Vice President, Corporate Affairs of Eli Lilly and Company and President and Chief Executive Officer of Hudson Institute, Inc. (March, 1987 to August, 1990). He is a director of IPL and NBD Bank, N.A. and has been a director of IPALCO since November, 1989).

Rexford C. Early, 59, President of Carlisle Insurance Agency, Inc.,
     Indianapolis, Indiana, a position he has held for more than five years. Mr. Early was Chairman of the Indiana Republican Party from March, 1991 to March, 1993. He is a director of IPL and has been a director of IPALCO since August, 1993.

John R. Hodowal, 49, Chairman of the Board and President of IPALCO and
     Chairman of the Board and Chief Executive Officer of IPL. Except for the Chairmanship of IPL which he assumed in February, 1990, Mr. Hodowal has held his current positions since May, 1989. For some years prior to that time, he was Vice President and Treasurer of IPALCO and Executive Vice President of IPL. He is a director of IPL, Bank One, Indianapolis, NA and Associated Insurance Companies, Inc. He has been a director of IPALCO since April, 1984.

Michael S. Maurer, 51, Chairman of the Board of MyStar Communications
     Corporation (radio station operations), a position he has held for more than five years. He is also President and Chief Executive



     Officer of Maurer/Shaw Productions, Inc. (theatrical film producer) since January, 1989 and of IBJ Corporation (newspaper publisher) since December, 1990. He is also Chairman of the Board of The National Bank of Indianapolis since December, 1993. Mr. Maurer is President of the Indianapolis Zoo and is on the boards of various organizations including the Jewish Community Relations Council, University of Indianapolis and United Way of Central Indiana. He has been a director of IPL and IPALCO since January, 1993.

Thomas H. Sams, 52, President and Chief Executive Officer, Waldemar
     Industries, Inc. (an investment holding company), Indianapolis, Indiana and an officer of various subsidiary and affiliated corporations thereof. Mr. Sams has held these positions since 1966. He is a director of IPL, NBD Bank, N.A. and State Life Insurance Company. He has been a director of IPALCO since April, 1987.

Vote Required For Election of Directors

     Under Indiana law, directors are elected by plurality vote at a meeting where a quorum (a majority of shares issued and outstanding) is present. Shares represented for any purpose are deemed present for quorum purposes; thus, withheld votes are counted for quorum purposes but abstentions and broker non-votes are not counted for any purpose.

Procedure To Propose Nominees For Director

     IPALCO will accept timely notice by shareholders of proposed nominees for directors. Any such notice must be received by the Corporate Secretary of IPALCO not less than 60 days nor more than 90 days prior to the date of each annual meeting. Such shareholder's notice shall set forth (a) as to each proposed nominee for director (i) the name, age, business address and residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the class and/or series and number of shares that are beneficially owned by such nominee on the date of such shareholder notice and (iv) any other information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (b) as to the shareholder giving the notice (i) the name and address, as they appear on IPALCO's books, of such shareholder and any shareholders known to be supporting such nominee and (ii) the class and/or series and number of shares beneficially owned by such shareholder and by any shareholders known to be supporting such nominee on the date of such shareholder notice. The Board of Directors may reject any nomination for director not made in accordance with the foregoing provisions.

Number of Board Meetings and Attendance

     During the year 1993, the Board of Directors of IPALCO held 16 meetings and the Committees of the Board held a total of 13 meetings. All directors attended, in the aggregate, Board meetings and assigned Committee meetings more than 75% of the time, except for Mr. Mitchell E. Daniels, Jr. whose attendance was 73.7% of all such meetings. All directors, on average, attended over 91% of the 29 Board and Committee meetings held in 1993.






Committees of the Board

     The Board of Directors of IPALCO has three standing committees, the Executive Committee, the Audit Committee and the Compensation Committee. The Board does not have a nominating committee as such, but the Executive Committee performs the functions of such committee. It reviews, among other things, the qualifications and suitability of candidates to stand for election to IPALCO's Board of Directors and makes specific recommendations with respect thereto. In addition, the Executive Committee considers and recommends the declaration of dividends and acts on matters when the full Board is not in session. The Executive Committee held 6 meetings in 1993. Currently, Mr. Zane G. Todd is Chairman and Messrs. Otto N. Frenzel III, Earl B. Herr, Jr., John R. Hodowal, Ramon L. Humke, and Sam H. Jones are members.

     The Audit Committee recommends the appointment of the auditor for the ensuing year for IPALCO and its subsidiaries, reviews the scope of the audit, examines the auditor's reports, makes appropriate recommendations to the Board of Directors as a result of such review and examination, and inquires into the effectiveness of the financial and accounting functions and controls. The Audit Committee first approves all non-audit services and gives appropriate consideration to the effect, if any, such services may have on the independence of the auditor; except, that management advisory and tax services which do not exceed $50,000 per project or $150,000 in the aggregate per calendar year may be approved by the Chairman of the Board without such Committee's consent. The Audit Committee held 3 meetings in 1993. Currently, Mr. Edwin J. Goss is Chairman and its members are Mrs. Sallie W. Rowland and Messrs. Joseph D. Barnette, Jr., Robert A. Borns, Rexford C. Early, Andre B. Lacy, L. Ben Lytle and Thomas M. Miller.

     The Compensation Committee reviews current and proposed compensation levels of all officers of IPALCO and it subsidiaries, including the advice of independent consultants, and makes specific recommendations as to the compensation each officer should receive on an annual basis. It also reviews and makes recommendations with respect to other forms of compensation for such officers, including supplemental pension benefits, bonuses and stock options. (See ``Board Compensation Committee Report on Executive Compensation'' below.) The Compensation Committee held 4 meetings in 1993. Currently, Mr. Otto N. Frenzel III is Chairman and Messrs. Mitchell E. Daniels, Jr., Max L. Gibson, Earl B. Herr, Jr., Michael S. Maurer and Thomas H. Sams are members.



             COMPENSATION OF EXECUTIVE OFFICERS

Nature and Types of Compensation

     The four tables that follow on succeeding pages disclose all plan and non-plan compensation awarded to, earned by, or paid to the Chairman of the Board and President of IPALCO who is its chief executive officer (``CEO'') and to the four named executive officers other than the CEO who are the most highly compensated key policy-making executive officers of IPALCO and its subsidiaries, each of whose total annual salary and bonus exceeded $100,000 for the year 1993. The tables include a Summary Compensation Table (Table I), a table showing Option/SAR Grants in Last Fiscal Year (Table
II), an Aggregate Option/SAR Exercises and Fiscal Year-End Option/SAR Values Table (Table III) and a table concerning Long-Term Incentive
Plans - Awards in Last Fiscal Year (Table IV).





                 SUMMARY COMPENSATION TABLE


                                                                                      Long-Term Compensation
                                                     Annual Compensation               Awards       Payouts
                                            ------------------------------------   --------------------------
                                                                        Other       Securities
                                                                        Annual      Underlying                      All Other
                                                                       Compen-       Options/           LTIP         Compen-
Name and                                                               sation<F1>     SARs<F2>     Payouts<F3>      sation<F4>
Principal Position                 Year     Salary ($)    Bonus ($)          ($)          (#)             ($)             ($)
- ------------------------------     ----     ----------    ---------    ---------    ----------     ----------       ----------

John R. Hodowal                    1991     $ 362,500     $ 172,112     $ 19,225         -0-             -0-         $ 8,455
Chairman & President;              1992       420,907<F5>   165,994       24,134      15,000         $48,800           9,389
Chairman & CEO of IPL              1993       424,459       209,672       45,851     105,000          82,350           8,624

Ramon L. Humke                     1991     $ 302,917     $ 143,583     $ 42,938         -0-             -0-         $ 8,303
Vice Chairman;                     1992       348,925<F5>   137,607       53,617      10,000         $39,867           8,771
President & COO of IPL             1993       351,889       173,827      112,425      60,000          68,250           8,624

John R. Brehm                      1991     $ 175,425      $ 55,239     $  3,205         -0-             -0-         $ 7,017
Vice President & Treasurer;        1992       196,983<F5>    51,748        2,364       5,000         $16,500           7,879
Senior Vice President of IPL       1993       199,822        65,839        6,717      30,000          27,844           7,993

N. Stuart Grauel                   1991     $ 124,167      $ 48,247     $  8,637      15,000             -0-         $ 4,967
Vice President, Public Affairs     1992       164,396<F5>    43,177        6,421       5,000         $ 8,533           6,576
                                   1993       164,718        54,246       16,543      30,000          14,400           6,589

Gerald D. Waltz                    1991     $ 175,425      $ 55,239     $  1,850         -0-             -0-         $ 7,017
Senior Vice President of IPL       1992       194,628<F5>    51,069          965         -0-         $16,667           7,785
                                   1993       193,415        63,684       23,757      30,000          28,125           7,735



<F1>   Represents taxes paid by IPALCO and/or IPL on accrued interest and contributions of principal under the Funded
       Supplemental Plan. (See ``Pension Plans'')
<F2>   No options have stock appreciation rights.
<F3>   Payouts shown were made in 1993 for the 3-year LTIP Program ended December 31, 1992.
<F4>   Represents 1993 contributions made by company to Trustee of Employees' Thrift Plan.
<F5>   Pay periods were changed December 1, 1992 from monthly to bi-weekly resulting in 1992 payouts being greater than annual salary rates.


                           TABLE I










            OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                              Potential
                                                                                              Realizable Value at
                                                                                              Assumed Annual
                                                                                              Rates of Stock Price
                                                                                              Appreciation
                                 Individual Grants                                            for Option Term
- ------------------------------------------------------------------------------------          ---------------------------

                                        % of
                                        Total
                      Number of         Options/
                      Securities        SARs
                      Underlying        Granted to        Exercise
                      Options/          Employees         or Base          Expira-
                      SARs              in Fiscal         Price<F2>        tion
Name                  Granted<F1>       Year              ($/Sh)           Date <F3>          5% ($) <F3>    10% ($) <F3>
- ----                  ----------        ----------        --------         --------           ----------     ------------

John R. Hodowal        105,000             23.6             $38.00         04/26/03           $2,509,290      $6,359,032
Ramon L. Humke          60,000             13.5              38.00         04/26/03            1,433,879       3,113,732
John R. Brehm           30,000              6.8              38.00         04/26/03              716,940       1,816,866
N. Stuart Grauel        30,000              6.8              38.00         04/26/03              716,940       1,816,866
Gerald D. Waltz         30,000              6.8              38.00         04/26/03              716,940       1,816,866


- ------------------------------


<F1>  7,893 underlying securities out of the amount shown for each officer relate to incentive stock options, the balance relate to non-qualified stock options. All options are exercisable 12 months after the grant date of April
      27, 1993; however, incentive stock options expire one day later than expiration date shown. None of the stock options contains stock appreciation rights.

<F2>  Equal to market price on grant date.

<F3>  These values are not a prediction of what IPALCO believes the market value of its common stock will be in the next 10 years. IPALCO does not know and cannot determine whether its common stock will increase (or decrease) in value over that period. The values shown in these columns are merely assumed values required by, and calculated in accordance with, Securities and Exchange Commission Rules. In reality, at February 10, 1994 common stock value had declined $6.125 per share since grant date resulting in the depreciation of the 105,000-share, the 60,000-share and the 30,000-share grants of $643,125, $367,500 and $183,750, respectively.



                          TABLE II









     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

                AND FY-END OPTION/SAR VALUES


                                                                              Number of
                                                                              Securities            Value of
                                                                              Underlying            Unexercised
                                                                              Unexercised           In-the-Money
                                                                              Options/SARs at       Options/SARs at
                                                                              FY-End                FY-End ($) *

                               Shares Acquired                                Exercisable/          Exercisable/
Name                           On Exercise (#)       Value Realized ($)       Unexercisable         Unexercisable
- ----                           ---------------       ------------------       ---------------       ---------------

John R. Hodowal                     -0-                    -0-                     50,000(e)           $377,500(e)
                                                                                  105,000(u)               ----

Ramon L. Humke                      -0-                    -0-                     70,000(e)           $627,500(e)
                                                                                   60,000(u)               ----

John R. Brehm                       -0-                    -0-                     35,000(e)           $313,750(e)
                                                                                   30,000(u)               ----

N. Stuart Grauel                    -0-                    -0-                     30,000(e)           $233,750(e)
                                                                                   35,000(u)             36,875(u)

Gerald D. Waltz                     -0-                    -0-                     30,000(e)           $307,500(e)
                                                                                   30,000(u)               ----


(e)   Exercisable.

(u)   Unexercisable.

*     Based upon year-end closing market price of $35.50 per share of common stock.



                          TABLE III











 LONG-TERM INCENTIVE PLANS <F1> - AWARDS IN LAST FISCAL YEAR



                                                                          Estimated Future Payouts
                                                                     Under Non-Stock Price-Based Plans
                                                        -----------------------------------------------------------
                              Performance
                              or Other
                              Period Until
                              Maturation or             Threshold          Target <F2><F3>             Maximum <F2>
Name                          Payout                    ($ or #)           ($ or #)                    ($ or #)
- ----------------              -------------             -----------        ---------------             ------------

John R. Hodowal               1994 - 1997               $ -0-              $76,403                     $152,806

Ramon L. Humke                1994 - 1997               $ -0-               63,340                      126,680

John R. Brehm                 1994 - 1997               $ -0-               23,979                       47,958

N. Stuart Grauel              1994 - 1997               $ -0-               19,766                       39,532

Gerald D. Waltz               1994 - 1997               $ -0-               23,210                       46,420

- -----------------------------------------


<F1>   IPALCO's Long-Term Incentive Plan became effective January 1, 1990. Under the Plan, Performance Incentive
       Awards (``PI Awards'') amounting to 15% of average base salary over a Performance Period may be earned by the Chairman, Vice Chairman and the President (10% for other participants) payable after the end of each
       Program. (Performance Periods are typically 4-year periods called ``Programs'', although Programs 1 and 2 have 2-year and 3-year Performance Periods, respectively.) The amount of a PI Award, however, may be increased or decreased by a multiple ranging from 0% to 200% depending upon the quartile ranking for cost effective service and total return to shareholders that IPALCO has achieved at the end of each Program in relation to other companies within a pre-determined peer group. Program grants are made each year. The second Program spanned the 3-year period ended December 31, 1992 for which PI Awards were paid out in 1993
       (See Table I). Payouts have not yet been determined for Program 3 that ended December 31, 1993. Program 6 reported in this Table was granted in 1993.

<F2>   Based upon 120% of 1993 salary reported in Table I.

<F3>   There is no targeted payout under the LTIP. The multiple of 100% was used to calculate the values shown in this column.



                          TABLE IV






                  COMPENSATION OF DIRECTORS

Standard Arrangements

     Non-employee directors serving on the Board of IPALCO are paid an annual fee of $8,100 plus $450 for each meeting attended; however, directors of IPALCO and its subsidiaries are limited to two annual fees and two meeting fees. Non-employee members of the Executive Committee of the Board are paid annual fees of $10,000 but no meeting fees. Members of the Audit and Compensation Committees of the Board, all of whom are non-employee directors, are paid annual fees of $3,000 plus $450 for each meeting attended. The Chairmen of the latter two committees each receive an additional fee of $1,500 annually. Members of the Executive and Audit Committees of both IPALCO and IPL are limited to one annual fee. Only one meeting fee is paid to members of the Audit Committees of both such companies when meetings are held jointly or follow one another. Directors who are also officers of IPALCO or one of its subsidiaries receive no director fees.

Other Arrangements

     After his retirement as an officer on May 1, 1989, Mr. Zane G. Todd, Chairman of the Executive Committees of IPALCO and IPL, entered into a Consulting Services Agreement with IPALCO and its subsidiaries under which he is required to confer with, supply information to, and cooperate with the management of such companies in respect of any matter he handled or had supervisory control over while he was an employee. During the year ended December 31, 1993, Mr. Todd received fees in the aggregate amount of $57,000 and expense reimbursements totaling $27,142 in consideration for the consulting services he provided under such Agreement. In addition, contributions to principal, accrued interest on principal and taxes assessed on such contributions and accrued interest were paid to Mr. Todd or to the Trust Fund of the Supplemental Retirement Plan and Trust Agreement for a Select Group of Management Employees (the ``Funded Supplemental Plan'') in the aggregate amount of $32,295 for the year ended December 31, 1993.

     Messrs. Robert A. Borns, Edwin J. Goss and Earl B. Herr, Jr. served as directors of IPALCO and IPL prior to March 15, 1993, at which time they resigned to stand for election as directors of PSI Resources, Inc. (``PSI'') in connection with IPALCO's tender offer to PSI shareholders. As a consequence of such resignations, IPALCO made a $50,000 severance payment to each resigning director as compensation for the loss of certain stock options that would otherwise have been granted to them on May 1, 1993, and for the shortening of the exercise period (from ten years after the grant date to five years after resignation) of options previously granted to them under the 1991 Directors Stock Option Plan of IPALCO, in accordance with the terms of such Plan. On August 23, 1993 Messrs. Borns, Goss and Herr were reelected to the IPALCO and IPL Boards.

Compensation Committee Interlocks and Insider Participation

     Mr. John R. Hodowal is Chairman of the Board and President of IPALCO and also is a member of the Compensation Committee of the Board of Directors of Associated Insurance Companies, Inc. Mr. L. Ben Lytle is President and Chief Executive Officer of Associated Insurance Companies, Inc. and also is a member of IPALCO's Board of Directors.





     IPALCO's Vice Chairman, Mr. Ramon L. Humke, is a member of the Compensation Committee of the Board of Directors of LDI Management, Inc. Mr. Andre B. Lacy is Chairman of the Board, Chief Executive Officer and President of LDI Management, Inc. and is also a director of IPALCO.

Certain Business Relationships

     During the year 1993, Acordia, Inc. (``Acordia'') and Anthem Companies, Inc. (``Anthem'') administered health care programs for IPALCO and its subsidiaries under contracts that involve payments to Acordia and Anthem aggregating approximately $14 Million. Mr. Lytle is Chairman and Chief Executive Officer of Acordia and Anthem, which are subsidiaries of Associated Insurance Companies, Inc. of which Mr. Lytle is President and Chief Executive Officer.

     IPALCO subsidiaries IPL and Mid-America Capital Resources, Inc. (``Mid-America'') each maintained a line of credit during 1993 with National City Bank, Indiana (``NCB'') of which Mr. Frenzel is Chairman of the Board. (Unutilized credit lines also were maintained by IPL with Bank One, Indianapolis, NA and NBD Bank, N.A.) During the year 1993, IPL utilized $13 Million of its $30 Million line of credit and Mid-America utilized $1.7 Million of its $2 Million line of credit with NCB.



             BOARD COMPENSATION COMMITTEE REPORT
                  ON EXECUTIVE COMPENSATION


Compensation Policies Relating Generally to Executive Officers

     The Compensation Committee of the Board of Directors (the ``Compensation Committee''), in consultation with its outside advisor, establishes the compensation policies of IPALCO Enterprises, Inc. and its subsidiaries (``IPALCO'') with regard to all officers. The Compensation Committee establishes executive officers' base salary levels; makes stock option grants; and reviews and approves the annual and long-term cash incentive plans. The Compensation Committee also recommends to the Board of Directors the adoption or amendment of compensation plans for officers, including the named executive officers. The Compensation Committee is made up of six non-employee directors whose philosophy is to attract, retain, and motivate a high quality management team by providing a strong and direct link between IPALCO performance and officer pay, with a significant portion of total direct compensation being dependent upon measurable performance objectives. The compensation program for executive and certain other officers has four basic components: base salary, annual incentive plan, long-term incentive plan, and stock options.

Base Salary

     The Compensation Committee targeted and established the 1993 base salary for officers, including the named executive officers, at the median levels for similar positions within the utility industry, and where such positions are also found commonly in general industry, at a level approximating one-half the difference between the utility industry and general industry. These levels of base salary are based on companies with comparable revenues and costs (the ``Peer Group'') and on the Committee's subjective evaluations of each executive officer's performance against established individual expectations and objectives. For 1993, base salary increases for all officers, recognizing individual performance, averaged 4.7%.

     The Peer Group, which also reflects general industry, has a broader representation of electric power utilities than the Dow Jones Electric Utilities Index used in the Performance Graph. The Committee believes the Peer Group represents an appropriate Comparative Framework for compensation, since the competition for executive talent is not limited to companies included in the Dow Index. All of the Companies comprising the Dow Jones Electric Utilities Index are also in the Peer Group.

Annual Incentive Plan

     The IPALCO Annual Incentive Plan, designed to achieve improvement and attain higher performance, is dependent upon performance in four equally weighted performance measures: net income, customer service, budget compliance, and productivity. All participants, including the named executive officers, are measured against target goals which are established by the Compensation Committee and announced to participants at the beginning of each year. Performance above or below target goals results in proportionately higher or lower awards; however, if a threshold net income goal is not reached, no payout is made. Of the four performance measures previously mentioned, one exceeded the maximum goal, and three exceeded the target goal. As a result, payouts to the named executive officers amounted to $567,268 for 1993. (See Table I above)

Long-Term Incentive Plan

     The Long-Term Incentive Plan, which was adopted January 1, 1990, is designed to focus the attention of designated officers', including the named executive officers', on key long-term corporate objectives. The long-term plan measures total return to shareholders and cost effective service (defined as net income as a percent of operating revenues plus other income). Awards are based upon IPALCO's ranking among a predetermined group of 17 investor owned utility companies (the ``LTIP Group'') over a four-year performance period which began in 1990 (two-year and three-year programs were utilized in the past two years).

     The Committee believes the LTIP Group companies are similar to IPALCO in terms of revenue size and mix, power generation sources, regulatory environment, and value of market capitalization, and thus represent an appropriate comparator group for this purpose. IPALCO continues to perform within the top quartile of this group in measuring cost effective service and in the second quartile in measuring total return to shareholders. Thus, long-term awards for the three-year period 1990-1992 resulted in payouts in 1993 to the named executive officers totaling $220,969. Payouts for the four-year period 1990-1993 have not yet been determined.

     The Committee also made awards under the Stock Option Plan, as described below. The ``mix'' between stock options and long-term cash awards is subjectively determined by the Committee, based on the comparable mix of awards in the Peer Group.



Stock Options
     The Compensation Committee strongly believes management is in position to exert the greatest influence on those strategic decisions which affect IPALCO's long-term financial success and the creation of shareholder value. Thus, the Compensation Committee has maintained a posture that particularly senior officers, including the named executive officers, should have a portion of their long-term incentive compensation tied directly to the stock price performance.

     In early 1993, the Compensation Committee assessed the competitiveness of IPALCO's total compensation (base salary + annual incentive + long-term incentives) relative to the Peer Group, focusing expressly on the relative value of IPALCO's long-term incentive levels (Long-Term Incentive Plan described above + stock options). Based upon the Compensation Committee's consideration of previous stock option grants and its desire to maintain long-term incentive compensation opportunities at competitive levels, officers, including the named executive officers, were granted stock options on April 27, 1993, in varying amounts at the exercise price of $38.00 per share, vesting in substantially equal installments over the next three (3) years.

Basis For Chief Executive Officer's Compensation

     The Chief Executive Officer's compensation is specifically designed to provide a strong and direct link between IPALCO performance and pay. The Chief Executive Officer's total compensation is set in relation to the median total compensation of chief executive officers in the Peer Group and the Compensation Committee's assessment of his individual performance. During the first quarter of each year, the Compensation Committee thoroughly reviews the Chief Executive Officer's individual performance in the preceding year, including management team development and IPALCO's Strategic Plan.

     Based upon his performance and that of IPALCO in 1992, the Chief Executive Officer's base salary was increased to $432,900 effective May 1, 1993. The CEO also received an annual bonus for 1993 of $209,672. As discussed above, this bonus was based on the fact that, as to one of the performance goals, the maximum was exceeded and, as to the other three, the targets were exceeded.

     In addition, the Committee granted the Chief Executive Officer stock options at the exercise price of $38.00 per share, vesting in three 35,000-share installments over the next three years and an LTIP award, as described in the LTIP award table.

     In total, approximately 38 percent of the Chief Executive Officer's 1993 total direct compensation was variable. Prospectively, it is expected that the relationship between fixed and variable portions of the Chief Executive Officer's total compensation will remain relatively the same.


                                 The Compensation Committee of the Board of
                                 Directors of IPALCO Enterprises, Inc.

                                      Otto N. Frenzel III, Chairman;
                                      Mitchell E. Daniels, Jr.
                                      Max L. Gibson
                                      Dr. Earl B. Herr, Jr.
                                      Michael S. Maurer
                                      Thomas H. Sams, members.






                      PERFORMANCE GRAPH
                      -----------------




(graph illustrating cumulative total returns as listed below)





           CUMULATIVE TOTAL RETURN ASSUMING DIVIDEND REINVESTMENT
- ------------------------------------------------------------------------
                      1988     1989     1990     1991     1992     1993
                     --------------------------------------------------
IPALCO <F1>            100      124      136      180      206      214

DJ ELEC UTIL <F1>      100      131      133      173      185      206

S & P 500 <F2>         100      132      128      166      179      197



Source:
<F1>  Dow Jones Total Return Indexes
<F2>  Standard and Poors Compustat Services, Inc.


                           TABLE V



















Performance Graph

     The Performance Graph (Table V) on the preceding page plots the total cumulative return that shareholders of IPALCO received (solid line) during the 5-year period ended December 31, 1993, compared with the total cumulative return to shareholders of companies comprising the Dow Jones Electric Utilities Index (broken line) and the Standard and Poors 500 Index (wavy line). The Graph reflects IPALCO's superior return in years 1991, 1992 and 1993 referenced in the foregoing Compensation Committee Report as one of the bases for the Chief Executive Officer's compensation disclosed in preceeding sections of this statement.

Pension Plans

     Table VI below illustrates the combined annual retirement benefits computed on a straight-life annuity basis (less Social Security) that is payable under the Base Retirement Plan and the Funded Supplemental Plan (assuming continuous employment to age 65) to named executive officers having the remuneration and years of service shown.


                   PENSION PLAN TABLE <F1>


Remuneration                                      Years of Service
- ------------      --------------------------------------------------------------------
                     15          20          25          30          35          40
                  --------    --------    --------    --------    --------    --------

$150,000          $ 97,500    $ 97,500    $ 97,500    $ 97,500    $ 97,500    $ 97,500
 200,000           130,000     130,000     130,000     130,000     130,000     130,000
 250,000           162,500     162,500     162,500     162,500     162,500     162,500
 300,000           195,000     195,000     195,000     195,000     195,000     195,000
 350,000           227,500     227,500     227,500     227,500     227,500     227,500
 400,000           260,000     260,000     260,000     260,000     260,000     260,000
 450,000           292,500     292,500     292,500     292,500     292,500     292,500
 500,000           325,000     325,000     325,000     325,000     325,000     325,000



<F1>)  This table takes into account the latest Internal Revenue Code Section 415 benefit limitations and Internal Revenue Code Section 401(a)(17) compensation limitation applicable to the Base Retirement Plan. Benefits for both the Base
       Retirement Plan portion and Funded Supplemental Plan portion of the combined amounts have been shown without adjustment for income taxes. The Funded
       Supplemental Plan portion reflects the change in that Plan in 1993 to eliminate the offset for Social Security.

                          TABLE VI



     IPL's Employees' Retirement Plan (the ``Base Retirement Plan'') covers all permanent employees with one (1) year of service but excludes directors unless they are also officers. It provides fixed benefits at normal retirement age based upon compensation and length of service, the costs of which are computed actuarially.
The remuneration covered by the Plan includes ``Salary'' but excludes ``Bonus'' and ``Other Compensation'', annual or otherwise, as those terms are used in the Summary Compensation Table (Table I). Benefits are calculated on the basis of the highest average annual salary in any 60 consecutive months of employment. Years of service for Pension Plan purposes of named executive officers are as follows: Mr. Hodowal - 25, Mr. Humke - 4, Mr. Brehm - 18, Mr. Grauel - 14, and Mr. Waltz - 33.




















































     The Funded Supplemental Plan referred to above is applicable to the named executive officers and, at reduced benefits, to all other officers of IPALCO and IPL. Contributions and accrued interest credited during 1993 to the accounts of Messrs. Hodowal, Humke, Brehm, Grauel and Waltz amounted to $51,206, $134,629, $7,554, $22,159 and $28,676, respectively (in addition to the federal, state and local income tax payments reflected in Table I above). Contributions are based on actuarial assessments of benefits projected to accrue to such officers under the Funded Supplemental Plan upon termination of employment at normal retirement age and at current salary levels.


Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     IPALCO and IPL have employment contracts with Messrs. Hodowal and Humke which provide for an indefinite term that is convertible into a fixed 3-year term upon notice. Such contracts terminate upon death, total disability or retirement. Should they be terminated without ``cause'' or resign for ``good reason'' (as those terms are defined in the contract), they would continue to receive their Salary as that term is used in Table I above for up to 3 years thereafter, less any severance payments received from other agreements.

     All Officers of IPALCO and its subsidiaries have Termination Benefits Agreements, dated as of January 1, 1993. These Agreements provide for payment of severance benefits equal to 299.99% of the last 5 years' average annual Salary (but not exceeding the limits of Internal Revenue Code 280G), if IPALCO undergoes an ``acquisition of control'' while the agreement is in effect and if, within 3 years after an acquisition of control, any such officer is terminated without ``cause'' or resigns for ``good reason'', as those terms are therein defined.

     A Benefit Protection Fund and Trust Agreement is also in effect to pay litigation expenses in the event it becomes necessary for any officer to enforce the employment contracts and Termination Benefits Agreements above described.

     By order of the Board of Directors.




                                             IPALCO ENTERPRISES, INC.
                                             By: MARCUS E. WOODS, Secretary


Indianapolis, Indiana
March 17, 1994

- ---------------------------------------------------------------------------

     A copy of the 1993 Annual Report to Shareholders of IPALCO and its subsidiaries was sent Third Class mail on or about March 8, 1994 to shareholders of record at the close of business on the record date for the 1994 Annual Meeting of Shareholders.

[form of proxy/instruction card]

                  IPALCO ENTERPRISES, INC.

This Proxy/Instruction Card is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints John R. Hodowal and Marcus E. Woods as Proxies, each with the power of substitution, and authorizes them to represent and vote and/or, in the case of shares held in the Automatic Dividend Reinvestment and Stock Purchase Plan, instructs the agent for such Plan to execute a proxy empowering the above-named persons to vote, as designated below, all the shares of IPALCO Enterprises, Inc. common stock held of record by the undersigned and/or credited to the undersigned's account in such Plan on March 8, 1994, at the annual meeting of the shareholders to be held April 20, 1994 or at any adjournment thereof, with respect to the matter(s) set forth below.

Election of Five Nominees For Director, namely: Joseph D. Barnette, Jr.,
                                                Max L. Gibson, Edwin J. Goss,
                                                Ramon L. Humke and Sallie W.
                                                Rowland.

    [ ]  Vote For All Nominees

    [ ]  Vote For All Nominees, Except Nominees written below:

         __________________________________________________________________
           (Please write name(s) of Nominee(s) from whom vote is withheld)

    [ ]  Withhold Vote from All Nominees

If not otherwise indicated, this Proxy/Instruction Card will be voted FOR the election of all five Nominees and confers discretionary authority to Vote on currently unknown matters properly presented to the meeting.


                         (FOLD HERE)


Receipt of the Notice of Annual Meeting and Proxy Statement dated March 18, 1994, and the 1993 Annual Report is hereby acknowledged.

                                               Dated ________________,1994.



                                               ____________________________
                                                       (SIGNATURE)


                                               ____________________________
                                                       (SIGNATURE)

Your signature must be exactly as
your name appears below. When
signing as attorney-in-fact,
executor, administrator, trustee,
guardian or corporate officer,
please give full title as such.









Please complete
1994 Proxy at right.
Then date, sign,
detach it from this
form at perforations,
fold it and return
immediately in
accompanying
postage guaranteed
envelope.






Account ID:


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[letter soliciting voting instructions
from participants in Employees' Thrift Plan]


                             IPL

             INDIANAPOLIS POWER & LIGHT COMPANY





                                                            March 17, 1994



TO PARTICIPANTS IN THE EMPLOYEES' THRIFT PLAN:

   As a participant in the Employees' Thrift plan, you are entitled to direct the manner in which shares of stock of IPALCO Enterprises, Inc., in which you have an interest, shall be voted by the Trustee at the forthcoming Annual Meeting of Shareholders of IPALCO to be held April 20, 1994. This right is given to you by Section 305.90 of the Thrift Plan.

   Enclosed is a copy of the Notice of the Annual Meeting and Proxy Statement dated March 17, 1994 and an Instruction Card indicating the number of shares with respect to which you may give voting instructions to the Trustee. You may instruct the Trustee how you wish such shares to be voted by placing a mark in the box which expresses your choice.

   The only business to be acted upon at the meeting of which Management is presently aware, is the election of five directors to hold office for terms of three years each and until their successors are duly elected and qualified.

   It is important that you instruct the Trustee as to the voting of the shares in which you have an interest. After designating how you wish such shares to be voted, sign the instruction form and return it via intra Company mail to the Secretary of the Company, Room 729, Electric Building, on or before April 14, 1994.

   Shares with respect to which no voting instructions are given will be voted by the Trustee in its discretion.




                                   /s/ John D. Wilson

                                   John D. Wilson, Secretary
                                 Employees' Pension Committee







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[form to be executed by Thrift Plan participants]



                  IPALCO ENTERPRISES, INC.
           Instructions To Thrift Plan Trustee For
      Annual Meeting Of Shareholders -- April 20, 1994

TO THE EMPLOYEE PENSION COMMITTEE:

     I understand that in accordance with Section 305.90 of the Thrift Plan, I may instruct the voting of the number of shares shown on this form. Will you please direct the Trustee to execute a proxy empowering the persons appointed therein to vote as follows:

Election of Five Nominees For Director, namely: Joseph D. Barnette, Jr.,
                                                Max L. Gibson, Edwin J.
                                                Goss, Ramon L. Humke and
                                                Sallie W. Rowland.

   [ ]  Vote For All Nominees

   [ ]  Vote For All Nominees, Except Nominees written below:

        ___________________________________________________________________
          (Please write name(s) of Nominee(s) from whom vote is withheld)

   [ ]  Withhold Vote from All Nominees


The Trustee will execute the proxy as above directed, or, if no choice is indicated, the proxy will be voted by the Trustee in its discretion.


                         (FOLD HERE)


Receipt of the Notice of Annual Meeting and Proxy Statement dated March 18, 1994, and the 1993 Annual Report is hereby acknowledged.

                                           Dated ____________________,1994.


                                           _______________________________
                                                     (SIGNATURE)














Please complete
1994 Instruction Card
at right. Then date,
sign, detach it from this
form at perforations,
fold it and return
immediately in
accompanying
interoffice envelope.








[at perforation]

(DETACH HERE)